Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274204

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 6, 2023)

FLORA GROWTH CORP.

Common Shares

Flora Growth Corp. (the “Company” or “Flora” or “we” or “our” or “us”) is offering up to                common shares of the Company, no par value per share (the “Common Shares”), pursuant to this prospectus supplement and the accompanying prospectus (the “Offering”).

Our Common Shares are listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FLGC” On January 26, 2026, the last reported sale price of our Common Shares on Nasdaq was $6.32 per share.

As of the date of this prospectus supplement (the “Prospectus Supplement”), the aggregate market value of our outstanding Common Shares held by non-affiliates, or our public float, was $25.1 million, based on 2,404,524 outstanding Common Shares held by non-affiliates as of January 26, 2026 and a per share price of $10.45, which was the closing price of our Common Shares on December 4, 2025 and is the highest closing sale price of our Common Shares on Nasdaq within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below US$75 million and General Instruction I.B.6 of Form S-3 continues to apply to us. As of the date of this Prospectus Supplement, we have offered and sold $1,622,550 in securities pursuant to General Instruction I.B.6. of Form S-3 (including the value of the Common Shares sold under the prospectus supplement dated September 29, 2025) during the prior 12-month calendar period that ends on, and includes, the date of this Prospectus Supplement (but excluding this Offering). We are thus currently eligible to offer and sell up to an aggregate of $6,753,209 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), and, as such, have elected to comply with certain reduced public company reporting requirements for this Prospectus Supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in our securities involves significant risks. Before making an investment decision, you should carefully review and consider all of the information set forth in this Prospectus Supplement, the accompanying base prospectus (the “Prospectus”) and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-12 of this Prospectus Supplement and the risk factors incorporated by reference into this Prospectus Supplement and the accompanying Prospectus.

Neither the Securities and Exchange Commission (the "SEC"), the securities regulatory authorities in Canada, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The Common Shares offered hereby have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada and are not being offered in Canada or to any resident of Canada.

		Per Common Share		Total
Public offering price	$		$
Underwriting compensation and expenses(1)	$		$
Proceeds, before expenses, to the Company	$		$

(1) We have agreed to reimburse the underwriter for certain expenses, in addition to the underwriting compensation we are contractually obligated to pay. See “Underwriting” on page S-33 of this Prospectus Supplement for additional disclosures regarding underwriting compensation and estimated offering expenses

The underwriter expects to deliver the Common Shares, against payment, on or about January   , 2026, subject to customary closing conditions.

Sole Book Running Manager

R.F. Lafferty & Co., Inc.

The date of this Prospectus Supplement is January    , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement that we filed on Form S-3 (File No. 333-274204) with the SEC utilizing a "shelf" registration process (the "Registration Statement"). You should read this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein, and the related Registration Statement carefully. This Prospectus Supplement and the accompanying Prospectus contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein. You must not rely on any unauthorized information or representation. This Prospectus Supplement and the accompanying Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein is accurate only as of the date on the front of the respective document, regardless of the time of delivery of this Prospectus Supplement or any sale of a security.

If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the information incorporated by reference with an earlier date, you should rely on this Prospectus Supplement. This Prospectus Supplement, together with the accompanying Prospectus, the documents incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and any free writing prospectus we have authorized for use in connection with this Offering, include all material information relating to this Offering. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations.

References in this Prospectus Supplement to the "Registrant," the "Company," "Flora," "we," "us" and "our" refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

Enforceability of Civil Liabilities

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

Market, Industry and Other Data

This Prospectus Supplement and the documents incorporated by reference herein contain estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors”  of this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference, herein and therein. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled “Cautionary Statement Regarding Forward-Looking Statements”.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, before deciding to buy Common Shares.

Overview

Flora, which will soon be rebranded as ZeroStack, is investing in the future of AI infrastructure through strategic ownership in $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence ("AI”) applications and data (“Tokens”  or “0G Tokens”, each a “0G Token”  or "0G”), which participate in an open and decentralized AI network.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo GmbH (“Phatebo”). Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder (“ADHD”), multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain wholly owned subsidiaries that comprised our prior hemp and cannabis business, and have discontinued those operations.

On August 4, 2025, the Company effected a 1-for-39 share consolidation of the Company's issued and outstanding Common Shares, by filing Articles of Amendment to the Company's amended and restated Articles of Incorporation with the Ontario Ministry of Public and Business Service Delivery and Procurement. The Company’s Common Shares began trading on a post-share consolidation basis as of the opening of Nasdaq on August 4, 2025. Unless otherwise indicated, all other share and per share prices in this Prospectus Supplement have been adjusted to reflect the share consolidation or reverse stock split.

Business Strategy

Our current business strategy is built on two core pillars: Digital Assets and Commercial & Wholesale.

Digital Assets

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview

The treasury segment executes and manages the Company's treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our digital asset treasury strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G. As of September 30, 2025, our digital asset holdings consisted of 0G and Bitcoin.

Our Treasury Strategy

We have adopted a treasury strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine it compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in Part II, Item 1A of our Form 10-Q for the quarterly period ended September 30, 2025 titled “Risk Factors” under the heading “Risks Related to Investing in Cryptocurrency”.

Our Decision to Adopt a Cryptocurrency Strategy

Our board of directors (the "Board") and senior management have been examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency is currently a better business strategy. Cryptocurrency, which are digital assets that are issued by and transmitted through an open source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, will be our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, we expect that a significant amount of the holdings in our treasury reserve will consist of 0G and/or other cryptocurrencies that are intrinsically linked to a blockchain system, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. As we embark on our new acquisition strategy, our Board intends to proactively evaluate our use of cash, ensuring we maintain adequate working capital.

Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using a significant portion of the proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency potentially as a core holding and expect to accumulate cryptocurrency following this Offering. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we intend to adopt we will maintain a significant amount of our holdings in 0G and/or other blockchain-linked cryptocurrencies. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment or the repurchase of our securities, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. While we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date of this prospectus, we have entered into custodian agreements with BitGo, Inc. and Kraken (legally named Payward, Inc.). In the event that we are not able to maintain such a custodial arrangement prior to or shortly following the consummation of the offering, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our Common Shares. If we are not able to maintain our custodial agreements prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this Offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 40 King St W Suite 2400, Toronto, ON M5H 3S1. Our principal place of business is located at 77 King Street West, Suite 3000, TD Centre North Tower, Toronto, Ontario M5K 1G8 and our phone number is (954) 842-4989. Our current website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this registration statement and is not incorporated by reference herein.

Recent Developments

Board Appointments

On January 6, 2026, the Board unanimously approved by written consent the appointment of:  (i) Mr. Larry Zeifman as a director of the Company, as a member (and Chair) of the audit committee of the Board (the “Audit Committee”), and as a member of the compensation committee of the Board, as a member of the nominating and corporate governance committee (the “Nominating Committee”) of the Board; and (ii) Mr. Manfred Leventhal as Chair of the Nominating Committee.

Name Change

On December 19, 2025, the shareholders of the Company at the 2025 Special Meeting of Shareholders approved the Company changing its corporate name from “Flora Growth Corp.” to “ZeroStack Corp.” (the “Name Change”) pursuant to Articles of Amendment filed with the Director under the Business Corporations Act (Ontario). The Name Change was previously unanimously approved by written consent of the Board.

The Name Change is expected to be effected on January 28, 2026.  Upon opening of the markets on January 29, 2026, the Company’s Common Shares will cease trading under the ticker symbol “FLGC” and will commence trading under the new ticker symbol “ZSTK”. Along with the ticker symbol change, the Common Shares have also been assigned a new CUSIP number of 98956L101 (ISIN: CA98956L1013). Outstanding share certificates for Common Shares are not affected by the name change and will continue to be valid and need not be exchanged.

The ELOC Agreement with White Lion

On November 28, 2025, we entered into a share purchase agreement (the “ELOC Agreement”) with White Lion Capital LLC (“White Lion”) pursuant to which White Lion has agreed to purchase from us up to an aggregate of $25 million of common shares from time to time over the term of the ELOC Agreement, which amount may be increased to up to an aggregate of $50 million of common shares upon mutual agreement by the parties and subject to the satisfaction of certain conditions. Also, on November 28, 2025, we entered into a registration rights agreement with White Lion (the “Registration Rights Agreement”). Pursuant to our obligations under the Registration Rights Agreement, we have filed with the SEC a registration statement to register the resale under the Securities Act, of the Common Shares that may be issued to White Lion pursuant to the ELOC Agreement.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Securities Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Shares pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Shares pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;
  not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;
  reduced disclosure obligations regarding executive compensation; and
  not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this Prospectus Supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page S-12 of this Prospectus Supplement, as well as the other information included elsewhere in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, and the risk factors described under  Part I, Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 24, 2025 and under Part II, Item 1A, “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 11, 2025, as well as described from time to time in our other filings with the SEC that are incorporated by reference in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

THE OFFERING

Issuer	Flora Growth Corp.

Shares we are offering	Up to Common Shares.

Common Shares to be outstanding immediately following this Offering	Common Shares

Public offering price	$ per Common Share.

Use of Proceeds	We estimate that our net proceeds from this Offering will be approximately $ after deducting the underwriting discounts and commissions and the estimated Offering expenses payable by us. We intend to use the net proceeds from this Offering to advance our AI-focused asset management strategy and for working capital and general corporate purposes. See "Use of Proceeds".

Nasdaq Capital Market Symbol	"FLGC"

Risk Factors

An investment in our Common Shares involves certain risks. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” in this Prospectus Supplement and the accompanying Prospectus and the risk factors incorporated by reference from our filings with the SEC.

Lock-ups	We have agreed that, during a period of 45 days from the closing of the Offering, and subject to certain exceptions, we will not sell, transfer or dispose of, directly or indirectly, any of our Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

In addition, our officers and directors have agreed, subject to certain exceptions, that, during a period of 45 days after the date of this Prospectus Supplement, they will not sell, transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

See "Underwriting" for more information.

Implications of Being an Emerging Growth Company	The Company qualifies as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies, including: reduced executive compensation disclosure, exemptions from the requirement to hold non-binding advisory votes on executive compensation and an exemption from the auditor attestation requirements under Section 404 of Sarbanes-Oxley Act of 2002, as amended.

The above discussion and table is based on 2,412,411 Common Shares outstanding as of January 26, 2026 and excludes the following as of such date:

a. approximately 1,178,459 options held by our employees, directors and certain consultants to purchase Common Shares under the Company’s 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025 and December 19, 2025 (the “Incentive Plan”) and its previous “rolling” stock option plan at a weighted average exercise price of $7.31 per share, of which approximately 541 options were exercisable, at a weighted average exercise price of $1,426 per share;

b. approximately 1,506,892 Common Shares issuable under the Incentive Plan;

c. Common Shares issuable upon the exercise of 7,485,309 pre-funded warrants outstanding at a nominal weighted average exercise price;

d. Common Shares issuable upon the exercise of approximately 168,396 warrants outstanding at a weighted average exercise price of $156 per share;

e. approximately 24,998 stock appreciation rights (“SARs”) held by our employees, directors and certain consultants to purchase Common Shares under the Company's Stock Appreciation Rights Agreement with an exercise price per right equal to $22.62; and

f. up to 4,902,220 Common Shares issuable in connection with the Zero Gravity Convertible Note (as defined elsewhere in this Prospectus Supplement) plus any Common Shares issuable to satisfy interest payments in-kind under the Zero Gravity Convertible Note.

Unless otherwise stated or the context requires otherwise, all information in this Prospectus Supplement reflects and assumes no exercise of outstanding options and warrants.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 24, 2025 (the "2024 Annual Report") and from Part II, Item 1A, "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 11, 2025, as well as any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

We have broad discretion to determine how to use the funds raised in this Offering, and may use them in ways that may not enhance our operating results or the price of our securities.

Our management will have broad discretion over the use of proceeds from this Offering, and we could spend the proceeds from this Offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this Offering to advance our AI-focused asset management strategy and working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complementary to our own, although we have no current understandings, commitments, or agreements with respect to any investments or acquisitions as of the date of this Prospectus Supplement. See "Use of Proceeds" for more information. However, our use of these proceeds may differ substantially from our current plans. If, ultimately, we do not utilize the proceeds of this Offering in manners that do not yield a significant return or any return to our shareholder, the price of our Common Shares may decline.

If you purchase Common Shares sold in this Offering, you may experience immediate dilution as a result of this Offering.

Because the price per Common Share being offered may be higher than the net tangible book value per Common Share, you may experience dilution to the extent of the difference between the offering price per Common Share you pay in this Offering and the net tangible book value per Common Share immediately after this Offering. Our net tangible book value as of September 30, 2025, as adjusted to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026, was approximately $26.91 per Common Share. Net tangible book value per Common Share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of Common Shares outstanding. Furthermore, if any of our outstanding options or warrants are exercised at prices below the public offering price, we grant additional options or other awards under our Incentive Plan or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this Offering.

We may sell additional equity or debt securities in the future to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which, in the case of equity securities, would result in dilution to all of our shareholders or, in the case of debt securities, may impose restrictive covenants that adversely impact our business. The sale of or other incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this Offering. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition, and results of operations could be materially adversely affected.

Our share price has been volatile historically and may continue to be volatile.

The trading price of our Common Shares has been and may continue to be subject to wide fluctuations. During the fiscal year ended December 31, 2025, the closing price of our Common Shares ranged from $6.26 to $37.6365. Our share price may fluctuate in response to a number of factors, such as quarterly variations in operating results; announcements by us or our competitors; changes in financial estimates and recommendations by securities analysts; the operating and stock price performance of comparable companies; news reports relating to trends in our markets or general economic conditions; the level of demand for our stock, including the amount of short interest in our stock; and shareholder collateral arrangements, and cash requirement on funds or shareholders that result in shareholder trades. There are several products offered in the market that allow shareholders to hedge stock, pledge their shares for collateral or engage in short selling, which can negatively impact the price of our Common Shares. We do not prohibit these arrangements but have strict policies against trading based upon material non-public information. Our share price may be volatile given that operating results may vary from the expectations of securities analysts and investors, which are beyond our control. In the event that our operating results fall below expectations, the trading price of our Common Shares may decline significantly. Moreover, fluctuations in our share price and our price-to-earnings multiple may have made our shares attractive to hedge or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction, particularly when viewed on a quarterly basis. In addition, the stock market in general, has experienced volatility that often has been unrelated to the operating performance of companies. These broad market fluctuations may adversely affect the price of our Common Shares, regardless of our operating performance. Negative market conditions could adversely affect our ability to raise additional capital or the value of our Common Shares in connection with merger and acquisition activities.

We have not paid dividends in the past and have no plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to pursue our business plan and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Shares as a dividend. Therefore, you should not expect to receive cash dividends on our Common Shares.

Our executive officers and directors hold or may have served certain management positions and directorships of other companies, including related parties, which may result in potential conflicts of interest and divert their time and attention from our business. This could have a negative impact on our ability to implement our plan of operation.

Our executive officers and directors currently serve, have previously held or may, from time to time, serve in positions as officers or directors of other companies, for which they may be entitled to substantial compensation, which may result in a conflict of interest in allocating their time between our operations and their other businesses. For example, Michael Heinrich, our Executive Chairman and a member of our Board, is the Chief Executive Officer of 0G Labs. The 0G Token which we own is the native cryptocurrency of 0G Labs. Further, Daniel Reis-Faria, our Chief Executive Officer and member of our Board, originated and facilitated the investment transaction between Janover and DeFi Development Corporation that led to the creation of the first Solana Treasury Vehicle in the United States. Mr. Reis-Faria is a shareholder of DeFi Development Corporation and in September 19, 2025, we entered into a securities purchase agreement with DeFi Development Corporation in connection with the issuance by us to DeFi Development Corporation via a private placement of an unsecured convertible note in an aggregate original principal amount of 95,333.3333333333 Solana.

The existing external commitments and any future commitments of our executive officers and directors to other companies may potentially divert their significant time and attention away from the strategic and operational needs of our company. Their divided focus could lead to delays in decision-making, hinder effective communication within our Company, give rise to potential conflicts of interest, and introduce a divergence in priorities, consequently impacting the overall efficacy of leadership. Additionally, the potential for conflicting interests arising from commitments to multiple entities may pose challenges in aligning the officer's priorities with the long-term goals and interests of our company, thereby introducing an element of uncertainty and potential disruption to our operations.

We may be a "passive foreign investment company" for our current tax year, which may have adverse U.S. federal income tax consequences for U.S. investors.

We believe that we were not a "passive foreign investment company" ("PFIC") within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") for our most recently completed tax year. Our anticipated PFIC status for our current tax year and future tax years is uncertain and may depend on, among other things, how quickly we may raise cash pursuant to this Offering and various other offerings, the manner in which, and how quickly, we utilize our cash on hand and the cash proceeds received from such offerings, the business conducted by us going forward and the assets held by us in connection with such business, as well as on changes in the market value of our Common Shares. If we are a PFIC for any year during a U.S. taxpayer's holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of our Common Shares or any so-called "excess distribution" received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective "QEF election" under Section 1295 of the Code ("QEF Election") or a "mark-to-market" election under Section 1296 of the Code ("Mark-to-Market Election"). U.S. taxpayers should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a qualified electing fund (a "QEF"), or that we will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules, in the event we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to us or any of our subsidiaries. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of our Common Shares over the taxpayer's adjusted tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading "Certain United States Federal Income Taxation Considerations - Passive Foreign Investment Company Rules". Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the PFIC rules and the tax consequences of the ownership and disposition of Common Shares acquired pursuant to the Offering under this Prospectus Supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein. Risks and uncertainties, the occurrence of which could adversely affect our business, include, but are not limited to, the following:

  our limited operating history and net losses;
  fluctuations in the market price of 0G Tokens or any other digital assets we might hold;
  the possibility that any one of the 0G Tokens, Solana, and any other assets we might hold (collectively, the "Cryptocurrencies") may be classified as a "security";
  our ability to continue as a going concern absent access to sources of liquidity;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  continuing research and development efforts to respond to technological and regulatory changes;
  our ability to successfully integrate businesses that we acquire;
  our ability to achieve economies of scale;
  our ability to fund overhead expenses, including costs associated with being a publicly-listed company;
  maintenance of effective quality control systems;
  changes to energy prices and supply;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  potential delisting resulting in reduced liquidity of our common shares; and
  the other risks described under Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 24, 2025 and under Part II, Item 1A, "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 11, 2025, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, they may not be predictive of results or developments in future periods.

USE OF PROCEEDS

We estimate that our net proceeds from this Offering will be approximately $       , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering to advance our AI-focused asset management strategy and working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complementary to our own, although we have no current understandings, commitments, or agreements with respect to any investments or acquisitions as of the date of this Prospectus Supplement.

The expected use of the net proceeds from the sale of Common Shares offered by this Prospectus Supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors and, as of the date of this Prospectus Supplement, we cannot specify with certainty all the particular uses of the net proceeds from this Offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this Offering. Pending any ultimate use of any portion of the proceeds from this Offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

BUSINESS

Flora Growth Corp. was incorporated on March 13, 2019, under the laws of the Province of Ontario. Flora, which will soon be rebranded as ZeroStack, is investing in the future of AI infrastructure through strategic ownership in 0G Tokens, which participate in an open and decentralized AI network.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo. Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of wholly owned subsidiaries that comprised our prior hemp and cannabis business, as described below under the header “Agreement to Sell Legacy Hemp and Cannabis Business.”

Development Overview

In May 2021, the Company completed its initial public offering ("IPO") of its common shares and commenced trading on Nasdaq under the ticker symbol "FLGC."

Since our IPO, Flora has acquired 100% of the outstanding equity interests in Phatebo, a multi-national operator in the pharmaceutical industries, with principal operations in Germany, divested our legacy hemp and cannabis business, as described below, and in early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Recent Developments

Cryptocurrency Treasury Strategy and Offering

On May 2, 2025, the Company entered into a securities purchase agreement  with certain investors (the “May 2025 Investors”) in connection with the issuance and sale by the Company to the May 2025 Investors via a private placement (“the May 2025 Private Placement”) of an aggregate of 80,340 Common Shares at a purchase price of $11.70 per share and 18,642 pre-funded warrants (“Pre-Funded Warrants”) of the Company at a purchase price of $11.6961 per warrant each to purchase one Common Share, which was immediately exercisable and expire when exercised in full, at an exercise price of $0.0039 per share.

The net proceeds from the sale of the common shares and Pre-Funded Warrants were approximately $1,100,000 after deducting estimated expenses relating to the May 2025 Private Placement. The Company used $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Solana, $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Ethereum, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Sui, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Ripple, and the balance of the net proceeds from the May 2025 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the Common Shares and the Pre-Funded Warrants.

On September 19, 2025, we entered into a securities purchase agreement (the “Cash Securities Purchase Agreement”) with certain investors (the “Cash Investors”) in connection with the issuance and sale by us to the Cash Investors via a private placement (the “Cash Private Placement”) of an aggregate of 116,340 Common Shares at a purchase price of $25.19 per share and 419,975 pre-funded warrants at a purchase price of $25.1899 per warrant (the “Cash Pre-funded Warrants”) each to purchase one Common Share,  which shall expire when exercised in full, at an exercise price of $0.0001 per share. Each Common Share and Cash Pre-funded Warrant issued in the Cash Private Placement was bundled with 0.2 of a Common Share purchase warrant (each full warrant, a “Cash Common Warrant”). Each Cash Common Warrant is exercisable for one Common Share for 1,825 calendar days after shareholder approval at an exercise price of $25.19 (each, a “Cash Warrant Share”).

On September 26, 2025, an aggregate of 116,340 Common Shares, 412,037 Cash Pre-funded Warrants and 105,666 Cash Common Warrants were issued.

On October 9, 2025, the final 7,938 Cash Pre-funded Warrants and 1,586 Cash Common Warrants that were part of the Cash Private Placement were issued for total proceeds of $0.2 million.

On October 9, 2025, in connection with the second closing of the Cash Private Placement, we issued the remaining 5,954,743 Cash Pre-funded Warrants to Daniel Reis-Faria, the Company’s Chief Executive Officer, in exchange for 50,000,000 0G Tokens.

The net proceeds from the sale of the Cash Common Shares and Cash Pre-funded Warrants were approximately $13,660,000 after deducting estimated expenses relating to the Cash Private Placement. The Company used the net proceeds of the sale of the Cash Common Shares and Cash Pre-funded Warrants to further the Company’s new digital asset treasury strategy linked to  0G, and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

On September 19, 2025, we entered into a securities purchase agreement with certain investors (the “Token Investors”) in connection with the issuance and sale by us to the Token Investors via a private placement (the “Token Private Placement”) of an aggregate of 8,546,955 pre-funded warrants at a purchase price of $25.1899 per warrant (the “Token Pre-funded Warrants”) each to purchase one Common Share,  which shall be exercisable upon shareholder approval and expire when exercised in full, at an exercise price of $0.0001 per share. The purchase price of each Token Pre-funded Warrant shall be paid in the form of Tokens, with each Token having a deemed value of $3.00 in accordance with the valuation mutually agreed upon by us and the Token Investors. The initial closing of the Token Private Placement occurred on September 26, 2025.

In connection with the Token Private Placement, the Company received 71,766,135 Tokens. Such Tokens, when converted into cash, have a deemed value of approximately $215,298,405, based upon the agreed upon value of $3 per Token. The Company intends to use the Tokens received as consideration for the sale of the Token Pre-funded Warrants to further the Company’s new digital asset treasury strategy linked to the Tokens, and to explore and expand the use of the native AI functionality of the Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

On September 19, 2025, we entered into a securities purchase agreement  with DeFi Development Corp, a Delaware corporation (the “Note Investor”) in connection with the issuance by us to the Note Investor via a private placement (the “Note Private Placement”) of an unsecured convertible note in an aggregate original principal amount of 95,333.3333333333 Solana (the “Note”).

The Note accrues interest payable in Solana at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025. At the option of the Company, with respect to any interest payment date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Solana principal amount. The Note and accrued and unpaid interest are convertible into the Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Note) of Solana divided by $33.34. The Note matures in five years from issuance, but the holder can demand full prepayment during two 60-day windows after the 1st and 2nd anniversaries of issuance. The Solana is locked under the Note and will unlock equally each month in November 2025 through January 2028. Once unlocked, it can be sold.

On October 24, 2025, in connection with the Note Private Placement, the Company received 95,333.3333 Solana. The Company intends to use the Solana from the issuance of the Note to further the Company's new digital asset treasury strategy.

On December 29, 2025, we entered into a note settlement agreement (the “Note Settlement Agreement”) with the Note Investor pursuant to which the Note was settled. The Note Settlement Agreement provides that upon payment by us to the Note Investor on or before January 6, 2026 of: (i) 96,161.907647528 Solana, (ii) $1,750,000 in cash and (iii) 111,550 Common Shares, with a value of $6.90 per share, then the Company shall be deemed to have paid the entire Principal (as defined in the Note) and Interest (as defined in the Note) of the Note in full, the Company shall have no further obligations under the Note and the Note shall be deemed to be satisfied. This payment was made on December 30, 2025.

On September 19, 2025, we entered into a loan agreement (the “Loan Agreement”) between us and Zero Gravity Labs Inc. (“Zero Gravity”), pursuant to which we agreed to borrow Tokens from Zero Gravity and agreed to issue to Zero Gravity 1,786,423 Common Share purchase warrants (the “Loan Agreement Warrants”) each to purchase one Common Share at an exercise price of $0.01 per share.

On September 22, 2025, we entered into a securities purchase agreement (the "Zero Gravity Securities Purchase Agreement" and together with the Cash Private Placement, the "Cryptocurrency Offering") with Zero Gravity for the issuance of a convertible note (the "Zero Gravity Convertible Note") that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing as described below).

Pursuant to the Zero Gravity Convertible Note, in connection with the issuance by the Company to Zero Gravity via the Zero Gravity Private Placement of an unsecured convertible note in an aggregate original principal amount of 50,000,000 Tokens. Closing of the Zero Gravity Private Placement occurred on October 23, 2025.

The Zero Gravity Convertible Note accrues interest payable in Tokens at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an "Interest Payment Date"). At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Token principal amount. Upon shareholder approval at the Shareholder Meeting, the Zero Gravity Convertible Note and accrued and unpaid interest are convertible into the Zero Gravity Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Zero Gravity Convertible Note) of Tokens divided by $33.34, subject to updates in accordance with the terms of the Zero Gravity Convertible Note.

On October 23, 2025, in connection with the Zero Gravity Private Placement, the Company received 50,000,000 Tokens. The Company intends to use the Tokens from the issuance of the Zero Gravity Convertible Note to further the Company's new digital asset treasury strategy.

The Company's Executive Chairman of the Board, Michael Heinrich, is the Chief Executive Officer of Zero Gravity.

The Company used the net proceeds from the Cryptocurrency Offering to further the Company's new digital asset treasury strategy linked to 0G Tokens, and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

In connection with the Cryptocurrency Offering, on October 1, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company (but remained a consultant to the Company) and Mr. Sammy Dorf resigned as the Executive Chairman of the Company.  On October 1, 2025, the Board appointed Mr. Daniel Reis-Faria and Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria, was also appointed as the Chief Executive Officer of the Company and Mr. Heinrich was also appointed as Executive Chairman effective October 1, 2025.

On December 19, 2025, we entered into a Separation Agreement and General Release of Claims with Clifford Starke, the former Chief Executive Officer of the Company and consultant, pursuant to which the parties agree that Mr. Starke's employment was terminated effective December 19, 2025 and that the parties settled all claims Mr. Starke has or might have against the Company.

On December 29, 2025, we entered into the Note Settlement Agreement with the Note Investor pursuant to which the Note was settled. The Note Settlement Agreement provides that upon payment by the us to the Note Investor on or before January 6, 2026 of: (i) 96,161.907647528 Solana, (ii) $1,750,000 in cash and (iii) 111,550 common shares of the Company, no par value, with a value of $6.90 per share, then the Company shall be deemed to have paid the entire Principal (as defined in the Note) and Interest (as defined in the Note) of the Note in full, the Company shall have no further obligations under the Note and the Note shall be deemed to be satisfied.

On January 6, 2026, the Board unanimously approved by written consent the appointment of Mr. Larry Zeifman as a director of the Company, as a member (and Chair) of the Audit Committee, as a member of the compensation committee of the Board, and as a member of the NominatingCommittee of the Board.

Agreement to Sell Legacy Hemp and Cannabis Business

On September 20, 2025, we entered into an Equity Transfer and Debt Repayment Agreement (the "Equity Transfer and Debt Repayment Agreement") by and among the Company, Flora Growth US Holdings Corp., a Delaware Company and wholly-owned subsidiary of the Company ("US Holdings," and together with the Company, "Transferor"), Flora Growth US Holdings LLC, a Florida limited liability company ("Lender"), and each of the noteholders of Company set forth on the signatures pages of the Equity Transfer and Debt Repayment Agreement under the heading "Noteholders" (each, a "Noteholder," and collectively, the "Noteholders").

Under the terms of the Equity Transfer and Debt Repayment Agreement, the Transferor has agreed to transfer to Lender, and Lender has agreed to accept from the Transferor as satisfaction in full of its balance receivable under the promissory notes issued by the Company to such Noteholders on January 30, 2025 (the "Notes"), 100% of the issued and outstanding equity interests of the following direct and indirect wholly-owned subsidiaries, which collectively comprise the Company's legacy hemp and cannabis business: (i) Australian Vaporizers Pty LTD, an Australian limited company; (ii) Vessel Brand Canada Inc., a Canadian corporation; (iii) Klokken Aarhus Inc., a Canadian corporation; (iv) Rangers Pharmaceuticals A/S, a Danish stock-based corporation; (v) TruHC Pharma GmbH, a German limited company; (vi) Vessel Brand Inc., a Delaware corporation; (vii) High Roller Private Label LLC, a Florida limited liability company; (viii) Just Brands LLC; a Florida limited liability company; (ix) Just Brands FL LLC, a Florida limited liability company; (x) Just Brands International LTD, a United Kingdom limited company; and (xi) United Beverage Distribution Inc., a South Dakota corporation (collectively, the "Transferred Interests").

Under the terms of the Equity Transfer and Debt Repayment Agreement, prior to the transfer of the Transferred Interests, the Noteholders have agreed to contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes.

The closing of the transfer of the Transferred Interests, and the contemporaneous repayment of the outstanding balance of the Notes, occurred on September 26, 2025.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and Commercial & Wholesale.

Digital Assets

As described above, in early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview

The treasury segment executes and manages the Company's treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our digital asset treasury strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G. As of September 30, 2025, our digital asset holdings consisted of 0G and Bitcoin.

Overview of the Cryptocurrency Industry and Market

Cryptocurrency refers to digital assets that are issued by and transmitted through an open-source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. These networks host public transaction ledgers, known as blockchains, on which cryptocurrency holdings and all validated transactions that have ever taken place on the cryptocurrency's network are recorded. Balances of cryptocurrency are stored in individual "wallet" functions, which associate network public addresses with one or more "private keys" that control the transfer of the cryptocurrency. The blockchain can be updated without any single entity owning or operating the network.

There are numerous digital assets and many entities, including consortia and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a "proof-of-stake" mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets include "stablecoins," which are designed to maintain a peg to a reference price because of their issuers' promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. Notably, the United States has recently enacted the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 Act (the "GENIUS Act"), marking a significant milestone in the establishment of a clear regulatory framework for stablecoins. We believe increased global regulatory clarity will result in increased conviction in stablecoins by consumers and enterprises alike, which will drive adoption of stablecoins as digital currencies.

Cryptocurrency Industry Participants

The primary cryptocurrency industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from cryptocurrency enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine cryptocurrency blocks.

Investors and Traders. Cryptocurrency investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell cryptocurrency or cryptocurrency-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products ("ETPs") on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell cryptocurrency directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to cryptocurrency through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of cryptocurrency in exchange for fiat or other digital assets. Cryptocurrency can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on cryptocurrency trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for cryptocurrency also exist. The value of a cryptocurrency within the market is determined, in part, by the supply of and demand for the cryptocurrency in the global cryptocurrency market, market expectations for the adoption of the cryptocurrency as a store of value, the number of merchants that accept the cryptocurrency as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Service providers. Service providers offer a multitude of services to other participants in the cryptocurrency industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by cryptocurrency collateral, and financial advisory services. If adoption of a cryptocurrency network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for such cryptocurrency network.

Our Treasury Strategy

We have adopted a treasury strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in Part II, Item 1A of our Form 10-Q for the quarterly period ended September 30, 2025 titled "Risk Factors" under the heading "Risks Related to Investing in Cryptocurrency".

Our Decision to Adopt a Cryptocurrency Strategy

Our Board and senior management have been examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency is currently a better business strategy. Cryptocurrency, which are digital assets that are issued by and transmitted through an open source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, will be our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, we expect that a significant amount of the holdings in our treasury reserve will consist of 0G and/or other cryptocurrencies that are intrinsically linked to a blockchain system, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. As we embark on our new acquisition strategy, our Board intends to proactively evaluate our use of cash, ensuring we maintain adequate working capital.

Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using a significant portion of the proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency potentially as a core holding and expect to accumulate cryptocurrency following this Offering. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we intend to adopt we will maintain a significant amount of our holdings in 0G and/or other blockchain-linked cryptocurrencies. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment or the repurchase of our securities, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. While we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date of this prospectus, we have entered into custodian agreements with BitGo, Inc. and Kraken (legally named Payward, Inc.). In the event that we are not able to maintain such a custodial arrangement prior to or shortly following the consummation of the offering, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our common shares. If we are not able to maintain our custodial agreements prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this Offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

Competition

Our digital asset treasury strategy segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Commercial and Wholesale

Our Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by Flora's wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others.

Sales, Marketing, and Distribution

Within Phatebo, our products are primarily focused on sales to wholesale partners and are concentrated in Europe.

Regulatory

Flora has obtained the licenses to operate on a global scale including required governmental approvals, licenses and permits. A summary of such governmental approvals, licenses and permits are set forth below.

Government Regulation of Cryptocurrency

The laws and regulations applicable to cryptocurrency and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (the "CFTC"), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of cryptocurrency, the markets for cryptocurrency in general, and our activities in particular, our business and our cryptocurrency acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our cryptocurrency strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a "commodity" under the Commodities Exchange Act of 1936, as amended (the "CEA"). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a "security" under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws, and the approval of the spot bitcoin ETPs support this view. However, such statements are not official policy statements by the SEC and reflect only the speakers' views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, because transactions in cryptocurrency provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of cryptocurrency and cryptocurrency platforms, and there is the possibility that law enforcement agencies could close cryptocurrency platforms or other cryptocurrency-related infrastructure with little or no notice and prevent users from accessing or retrieving cryptocurrency held via such platforms or infrastructure. For example, in her January 2021 nomination hearing before the Senate Finance Committee, Treasury Secretary Janet Yellen noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. The Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

As noted above, activities involving cryptocurrency and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On March 9, 2022, former President Biden signed an executive order relating to cryptocurrencies. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. CBDC. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. In particular, on July 17, 2025, the Digital Asset Market Clarity Act (the "CLARITY Act") was passed by the U.S. House of Representatives with bipartisan support and will now be delivered to the Senate for consideration. The CLARITY Act provides a regulatory framework for digital assets by clarifying the roles of the SEC and CFTC in oversight of various digital assets and transactions in digital assets. The CLARITY Act defines several categories of digital assets: digital commodities and permitted payment stablecoins, which would be subject to the jurisdiction of the CFTC, and excluded digital commodities, such as securities, which would be subject to the jurisdiction of the SEC.

Human Capital Resources

As of January 26, 2026, we had a total of 21 employees, all of whom were full-time. A total of 6 of our employees and consultants were based in North America, in the United States and Canada and 15 of our employees and consultants were based internationally in Germany.

To our knowledge, none of our employees are represented by a labor organization or are a party to any collective bargaining arrangement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Additional Information

Our current website is at www.floragrowth.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available at www.sec.gov/edgar. Our website address is included in this registration statement only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this registration statement.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025:

  on an actual basis;
  on an as adjusted basis to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026;
  on an as adjusted basis to give effect to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026 and to give effect to the sale Common Shares in this Offering at the public offering price of $          per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and other financial information included and incorporated by reference in this Prospectus Supplement.

	Actual (unaudited)	As Adjusted for Common Share issuances between September 30, 2025 and January 26, 2026 (unaudited)		As Adjusted for Common Share issuances between September 30, 2025 and January 26, 2026 and for this Offering (unaudited)
Cash and Cash Equivalents	$13,125,000	$14,573,276	$
Total Debt	$9,096,000	$9,096,000	$
Share Capital	$0	$0	$
Additional Paid-in Capital	$232,609,000	$232,609,000	$
Accumulated Deficit	$(167,885,000)	$(167,885,000)	$
Total Shareholders’ Equity	$64,920,000	$64,920,000	$
Total Capitalization	$151,865,000	$153,313,276	$

The table is based on 2,412,411 Common Shares outstanding as of January 26, 2026 and excludes the following as of such date:

The above discussion and table is based on 2,412,411 Common Shares outstanding as of January 26, 2026 and excludes the following as of such date:

a. approximately 1,178,459 options held by our employees, directors and certain consultants to purchase Common Shares under the Incentive Plan and its previous “rolling” stock option plan at a weighted average exercise price of $7.31 per share, of which approximately 541 options were exercisable, at a weighted average exercise price of $1,426 per share;

b. approximately 1,506,892 Common Shares issuable under the Incentive Plan;

c. Common Shares issuable upon the exercise of 7,485,309 pre-funded warrants outstanding at a nominal weighted average exercise price;

d. Common Shares issuable upon the exercise of approximately 168,396 warrants outstanding at a weighted average exercise price of $156 per share;

e. approximately 24,998 SARs held by our employees, directors and certain consultants to purchase Common Shares under the Company's Stock Appreciation Rights Agreement with an exercise price per right equal to $22.62; and

f. up to 4,902,220 Common Shares issuable in connection with the Zero Gravity Convertible Note plus any Common Shares issuable to satisfy interest payments in-kind under the Zero Gravity Convertible Note.

DILUTION

If you invest in our Common Shares in this Offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share and as adjusted, net tangible book value per share immediately after this Offering.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of Common Shares outstanding as of January 26, 2026. Our net tangible book value as of September 30, 2025, as adjusted to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026, was $26.91 per share. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this Offering and the net tangible book value per Common Share immediately after this Offering.

After giving effect to the sale by us in this Offering of up to         Common Shares, at an offering price of $          per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, as adjusted to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026, would have been approximately $          per share. This represents an immediate increase in net tangible book value of approximately $         per share to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $          per share to purchasers of our securities in this Offering, as illustrated by the following table:

Offering price per Common Share (giving effect to conversion from U.S. dollars to Canadian dollars)			$
Net tangible book value per share as of September 30, 2025 as adjusted to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026		$26.91
Increase in net tangible book value per share attributable to this Offering	$
As adjusted net tangible book value per share as of September 30, 2025, as adjusted to give effect to the issuances of Common Shares between September 30, 2025 and January 26, 2026, after giving effect to this Offering			$
Dilution in as adjusted net tangible book value per share to investors participating in this Offering			$

The above discussion and table is based on 2,412,411 Common Shares outstanding as of January 26, 2026 and excludes the following as of such date:

a. approximately 1,178,459 options held by our employees, directors and certain consultants to purchase Common Shares under the Incentive Plan and its previous “rolling” stock option plan at a weighted average exercise price of $7.31 per share, of which approximately 541 options were exercisable, at a weighted average exercise price of $1,426 per share;

b. approximately 1,506,892 Common Shares issuable under the Incentive Plan;

c. Common Shares issuable upon the exercise of 7,485,309 pre-funded warrants outstanding at a nominal weighted average exercise price.

d. Common Shares issuable upon the exercise of approximately 168,396 warrants outstanding at a weighted average exercise price of $156 per share;

e. approximately 24,998 SARs held by our employees, directors and certain consultants to purchase Common Shares under the Company's Stock Appreciation Rights Agreement with an exercise price per right equal to $22.62; and

f. up to 4,902,220 Common Shares issuable in connection with the Zero Gravity Convertible Note plus any Common Shares issuable to satisfy interest payments in-kind under the Zero Gravity Convertible Note.

The above illustration of dilution per share to investors participating in this Offering assumes no exercise of outstanding options or warrants to purchase Common Shares. The exercise of outstanding options or warrants having an exercise or conversion price less than the offering price would increase dilution to investors participating in this Offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

We are offering up to          Common Shares at an offering price of $          per share, for estimated net proceeds of $            million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

General

This Prospectus Supplement describes the general terms of our Common Shares, which description is qualified in its entirety by reference to applicable Canadian law and the terms and provisions contained in our articles of incorporation (as amended, the “articles”) and our bylaws currently in effect (the “bylaws”). For a description of the specific terms of the Offering, you must refer to both this Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference herein and therein. To the extent the information contained in the Prospectus Supplement differs from the summary description in the accompany Prospectus, you should rely on the information contained in this Prospectus Supplement.

Under our articles, our authorized capital consists of an unlimited number of Common Shares, with no par value per share, which do not have any special rights or restrictions. As of January 26, 2026, there were 2,412,411 Common Shares outstanding.

Rights, Preferences, Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our Common Shares:

• to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

• subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

• the Common Shares are entitled to receive dividends if, as, and when declared by the Board.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are an "offering corporation" under the rules of the Business Corporations Act (Ontario), otherwise not less than 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders (along with such other persons as may be invited by the chairperson or with the consent of the meeting); and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company's bylaws provide that a quorum is met when holders of not less than 35% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The holders of our Common Shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Fully Paid and Non-assessable

All outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

• Acted honestly and in good faith with a view to our best interests;

• In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

• Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Continental Stock Transfer & Trust Company.

Listing

Our Common Shares are listed on Nasdaq under the symbol "FLGC".

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with R.F. Lafferty & Co., Inc. as the sole book running manager. The underwriter named below has agreed to purchase from us, on a firm commitment basis, the number of Common Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this Prospectus Supplement.

Underwriters	Number of Common Shares
R.F. Lafferty & Co., Inc

Total

The Underwriting Agreement will provide that the underwriter is obligated to purchase all of the Common Shares offered by this Prospectus Supplement if any Common Shares are purchased. The underwriter is offering the Common Shares when, as and if issued to and accepted by it, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the Registration Statement be in effect and that no proceedings for this purpose have been initiated or threatened by the SEC. Furthermore, pursuant to the Underwriting Agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions. In connection with the Offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically

Compensation and Expenses

Except as disclosed in this Prospectus Supplement, the underwriter has not received and will not receive from us any other item of compensation or expense in connection with this Offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price.

The underwriter will be paid a cash fee of seven percent (7%) of the gross sale proceeds of the Offering.

In addition, we have agreed to pay or reimburse the underwriter for certain of its out-of-pocket expenses relating to the Offering, including up to $100,000 for the fees and expenses of the underwriter’s outside legal counsel, the underwriter’s actual accountable “road show” expenses for the Offering, the costs associated with receiving commemorative mementos and lucite tombstones, the costs of the underwriter’s use of book-building, prospectus tracking and compliance software, and fees, expenses and disbursements relating to background checks of our officers and directors, inclusive of any advance previously paid to the underwriter. We estimate that our total expenses of the Offering, excluding underwriting discounts and commissions, will be approximately $         .

We have agreed to pay or reimburse the underwriter for certain of its out-of-pocket expenses relating to the Offering, including up to $100,000 for the fees and expenses of the underwriter’s outside legal counsel, the underwriter’s actual accountable “road show” expenses for the Offering, the costs associated with receiving commemorative mementos and lucite tombstones, the costs of the underwriter’s use of book-building, prospectus tracking and compliance software, and fees, expenses and disbursements relating to background checks of our officers and directors, inclusive of any advance previously paid to the underwriter. We estimate that our total expenses of the Offering, excluding underwriting discounts and commissions, will be approximately $         .

Lock-up Agreements

We have agreed with the underwriters that we will not, subject to certain exceptions, without the prior consent of the Representative; (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (ii) file or caused to be filed any registration statement with the SEC relating to the Offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Common Shares for a period of 45 days after the date of closing of this Offering.

Additionally, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, dispose of or hedge any Common Shares or Common Shares equivalents, for a period of 45 days after the date of closing of this Offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

In connection with this Offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Shares on Nasdaq immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

  a passive market maker may not effect transactions or display bids for our Common Shares and or warrants in excess of the highest independent bid price by persons who are not passive market makers; net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our Common Shares during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

  passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our Common Shares at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters do not expect sales to discretionary accounts to exceed 5% of the total number of Common Shares offered.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this Offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters' website and any information contained in any other website maintained by the underwriters are not part of this Prospectus Supplement or the Registration Statement of which this Prospectus Supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as an underwriter, and should not be relied upon by investors.

Other Relationships

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Associated persons of the sole book running manager may participate in this Offering at the public offering price.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Shares, or the possession, circulation or distribution of this Prospectus Supplement or any other material relating to us or the Common Shares in any jurisdiction where action for that purpose is required. Accordingly, the Common Shares may not be offered or sold, directly or indirectly, and neither this Prospectus Supplement nor any other material or advertisements in connection with the Common Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the ownership and disposition of Common Shares acquired pursuant to the Offering under this Prospectus Supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership or disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership or disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares as acquired pursuant to the Offering under this Prospectus Supplement.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention between Canada and the United States with respect to Taxes on Income and on Capital of 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this Prospectus Supplement, that is for U.S. federal income tax purposes:

• an individual who is a citizen or resident of the United States;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

• an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules with respect to the Common Shares; (i) are partnerships or other "pass-through" entities (and partners or other owners thereof); (j) are S corporations (and shareholders thereof); (k) are U.S. expatriates or former long-term residents of the United States; (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (m) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Common Shares.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" within the meaning of Section 1297(a) of the Code (a "PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to the U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. We believe that we were not a PFIC for our most recently completed tax year. Our anticipated PFIC status for our current tax year and future tax years is uncertain and may depend on, among other things, how quickly we may raise cash pursuant to this Offering and various other offerings, the manner in which, and how quickly, we utilize our cash on hand and the cash proceeds received from such offerings, the business conducted by us going forward and the assets held by us in connection with such business, as well as on changes in the market value of the Common Shares. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, our status, and the status of any of our subsidiaries, for the current year or any future tax year cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our non-U.S. subsidiaries) concerning our PFIC status or the PFIC status of any of our non-U.S. subsidiaries. If we are a PFIC for any tax year during which a U.S. Holder holds Common Shares, we will continue to be treated as a PFIC with respect to such U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. Each U.S. Holder should consult its own tax advisors regarding our PFIC status and the PFIC status of each of our subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income (the "PFIC income test") or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or other inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain "related persons" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions", as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether and when such U.S. Holder makes elections to treat us and each of our Subsidiary PFICs, if any, as a "qualified electing fund" election under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to its Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder".

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code described below with respect to: (a) any gain recognized on the sale or other taxable disposition of Common Shares; and (b) any "excess distribution" received on the Common Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, if we were to constitute a PFIC during a Non-Electing U.S. Holder's holding period, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on the Common Shares or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before we became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest", which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder owns Common Shares and subsequently cease to be a PFIC, such Non-Electing U.S. Holder may terminate our ongoing deemed PFIC status with respect to its Common Shares by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if the Common Shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its Common Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest" which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the Common Shares in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the Common Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC again in a later tax year, the QEF Election will still be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to us or any Subsidiary PFIC. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be "marketable stock" if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the Common Shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event we are a PFIC during such U.S. Holder's holding period for the relevant Common Shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the relevant Common Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Holder who acquires Common Shares from a decedent will generally not receive a "step up" in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion is subject, in its entirety, to the rules described above under the heading "Passive Foreign Investment Company Rules".

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated "earnings and profits", as computed in accordance with U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's adjusted tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. (See "Sale or Other Taxable Disposition of Common Shares" below). However, we do not intend to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by us with respect to the Common Shares will constitute dividend income. Dividends received on the Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, in respect of the Common Shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates (rather than preferential rates for qualified dividend income to the extent otherwise applicable) if we are a PFIC for the tax year of such distribution or was a PFIC for the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of cash received plus the fair market value of any property received, and (b) such U.S. Holder's adjusted tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder's initial tax basis in its Common Shares will generally equal the purchase price paid for such Common Shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for longer than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Common Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other taxable disposition of Common Shares generally will be U.S.-source gain or loss. Certain U.S. Holders that are eligible for the benefits of Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Common Shares will generally be subject to information reporting and backup withholding tax (currently at the rate of 24%) if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fogler, Rubinoff LLP.  Certain legal matters related to United States federal law in connection with the offering will be passed upon for us by Dorsey & Whitney LLP. Sichenzia Ross Ference Carmel LLP, New York, New York, is representing the underwriter.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2024 included in this Prospectus Supplement have been audited by Davidson & Company LLP, PCAOB ID: 731 ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov/edgar.

We make available free of charge on or through our website, www.floragrowth.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this Prospectus Supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This Prospectus Supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, www.floragrowth.com.

Information contained on or accessible through our website is not incorporated by reference in this Prospectus Supplement and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the SEC on May 13, 2025;
  our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025 filed with the SEC on August 1, 2025;
  our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 filed with the SEC on November 5, 2025;
  our Definitive Proxy Statement on Form DEF 14A filed with the SEC on May 6, 2025;
  our Definitive Proxy Statement on Form DEF 14A filed with the SEC on November 4, 2025;
  our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 28, 2025, May 2, 2025, June 30, 2025, August 4, 2025, August 27, 2025, September 23, 2025, September 23, 2025, September 29, 2025, October 10, 2025, November 28, 2025, December 22, 2025, December 23, 2025, December 31, 2025 and January 6, 2026;
  the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company's Common Shares, including any amendment or report filed for the purpose of updating such description, including the description of Common Shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this Prospectus Supplement forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this Prospectus Supplement. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this Prospectus Supplement will be deemed to be modified or superseded for the purposes of this Prospectus Supplement to the extent that a later statement contained in this Prospectus Supplement or in any other document incorporated by reference into this Prospectus Supplement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement. You should not assume that the information in this Prospectus Supplement is accurate as of any date other than the date of this Prospectus Supplement  or the date of the documents incorporated by reference in this prospectus.

PROSPECTUS

$80,000,000

FLORA GROWTH CORP.

Common Shares

Warrants

Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $80,000,000.

We refer to the common shares, warrants and units collectively as "securities" in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market under the symbol “FLGC.” As of July 7, 2023, the aggregate market value of our outstanding common shares held by non-affiliates was $16,564,176 based on 6,859,120 outstanding common shares, of which approximately 5,791,670 common shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any of our common shares pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See "Risk Factors" beginning on page 4 for information you should consider before investing in our securities. See also "Risk Factors" in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2023

_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading "Where You Can Find More Information" located on page 16.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the "Registrant," the "Company," "Flora," "we," "us" and "our" refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report") filed with the SEC on March 31, 2023, as amended on April 28, 2023, under the heading "Item 1A. Risk Factors", any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the heading "Item 1A. Risk Factors" in our 2022 Annual Report, which is incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  Our limited operating history and net losses;
  changes in cannabis laws, regulations and guidelines;
  decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  product viability;
  continuing research and development efforts to respond to technological and regulatory changes;
  shelf life of inventory;
  our ability to successfully integrate businesses that we acquire;
  maintenance of effective quality control systems;
  changes to energy prices and supply;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  opposition to the cannabinoid industry;
  unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
  risks related to our operations in Colombia, including the closing of the sale thereof; and
  potential delisting resulting in reduced liquidity of our common shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward- looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

OUR COMPANY

We are a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis. Our approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital and general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON SHARES

General

This prospectus describes the general terms of our common shares, which description is qualified in its entirety by reference to applicable Canadian law and the terms and provisions contained in our articles of incorporation (as amended, the "articles") and our bylaws currently in effect (the "bylaws"). When we offer to sell common shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our articles, our authorized capital consists of an unlimited number of common shares, with no par value per share, which do not have any special rights or restrictions. As of August 30, 2023, there were 6,859,120 common shares outstanding.

Rights, Preferences, Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our common shares:

  to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

  the Common Shares are entitled to receive dividends if, as, and when declared by the board of directors of the Company (the "Board of Directors").

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are an "offering corporation" under the rules of the Business Corporations Act (Ontario), otherwise not less than 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders (along with such other persons as may be invited by the chairperson or with the consent of the meeting); and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company's bylaws provide that a quorum is met when holders of not less than 35% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The holders of our common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Fully Paid and Non-assessable

All outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

  Acted honestly and in good faith with a view to our best interests;
  In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
  Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol "FLGC."

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

  the title of the warrants;
  the aggregate number of the warrants;
  the price or prices at which the warrants will be issued;
  the designation, number, and terms of common shares purchasable upon exercise of the warrants;
  the date, if any, on and after which the warrants and the related common shares will be separately transferable;
  the price at which each common share purchasable upon exercise of the warrants may be purchased;
  the date on which the right to exercise the warrants will commence and the date on which such right will expire;
  the minimum or maximum amount of the warrants that may be exercised at any one time;
  any information with respect to book-entry procedures;
  the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
  any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
  the date on which the right to exercise the warrants begins and the date on which that right expires;
  the material U.S. federal income tax consequences of holding or exercising the warrants; and
  any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading "Warrant Adjustments" below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying common shares subject to such exercise to the applicable warrant holder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of common shares covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

  issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;
  pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or
  issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the common shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

  certain reclassifications, capital reorganizations, or changes of the common shares;
  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares; or
  certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive stock, securities, or other property with respect to or in exchange for their common shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit are immediately separable or otherwise may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  any provisions of the governing unit agreement that differ from those described below; and
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Common Shares" and "Description of Warrants," will apply to each unit and to any common share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to such prevailing market prices; or

  at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wildeboer Dellelce LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2022 included in this prospectus have been audited by Davidson & Company LLP ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

We make available free of charge on or through our website, www.floragrowth.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, www.floragrowth.com.

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by our Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023;

  our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

  our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, filed with the SEC on August 10, 2023;
  our Current Reports on Form 8-K (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as "furnished" rather than filed, which information is not incorporated by reference herein), filed with the SEC on January 6, 2023, April 18, 2023, May 18, 2023, June 6, 2023, June 7, 2023, June 27, 2023, July 11, 2023, July 25, 2023, August 10, 2023, and August 25, 2023;

  the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company's common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, Attention: Dany Vaiman, Chief Financial Officer or made by phone at +(954) 842-4989. You may also access the documents incorporated by reference in this prospectus through our website at www.floragrowth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

FLORA GROWTH CORP.

$80,000,000

Common Shares

Warrants

Units

PROSPECTUS

 FLORA GROWTH CORP.

Common Shares

PROSPECTUS SUPPLEMENT

Sole Book Running Manager

R.F. Lafferty & Co., Inc.

January         , 2026